EXHIBIT 24.1

ENERGY FOCUS INC.

2007 ANNUAL REPORT ON FORM 10-K

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint, John M. Davenport or Nicholas G. Berchtold his true and lawful attorney for him and in his name, place, and stead, with power of substitution, to subscribe, as attorney-in-fact, his signature as Director or Officer or both, as the case may be, of Energy Focus, Inc., a Delaware corporation, to its Annual Report on Form 10-K for the year ended December 31, 2007, and to any and all amendments to that Annual Report, hereby giving and granting to each attorney-in-fact full power and authority to do and perform every act and thing necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2008.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of March 14, 2008.

/s/ John M. Davenport	/s/ Nicholas G. Berchtold
John M. Davenport	Nicholas G. Berchtold
President, Chief Executive Officer, and	Vice President Finance and Chief
Director; Principal Executive Officer	Financial Officer; Principal Financial and Accounting Officer

/s/ John B. Stuppin	/s/ Ronald Casentini
John B. Stuppin	Ronald Casentini
Director	Director

/s/ Michael Kasper	/s/ Paul Von Paumgartten
Michael Kasper	Paul Von Paumgartten
Director	Director

/s/ David N. Ruckert	/s/ Philip Wolfson
David N. Ruckert	Philip Wolfson
Director	Director